Exhibit (j)(5)

POWER OF ATTORNEY

The undersigned, Richard F. Sennett, as Principal Financial Officer of Master Portfolio Trust, hereby constitutes and appoints Albert Laskaj and Steven Frank, and each of them, his true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable or which may be required to enable each of Legg Mason Partners Income Trust (Securities Act File No. 2-96408), Legg Mason Partners Money Market Trust (Securities Act File No. 2-91556), Legg Mason Partners Institutional Trust (Securities Act File No. 33-49552), and Legg Mason Partners Premium Money Market Trust (Securities Act File No. 33-28844) (each a “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to each Trust’s Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as Principal Financial Officer and/or in his capacity as any other officer of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall be valid from the date hereof until revoked by me.

WITNESS my hand on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the undersigned as of the date indicated.

/s/ Richard F. Sennett	November 8, 2011
Richard F. Sennett